Sub-Item 77Q1(e)
Copies of any new or amended Registrant investment advisory contracts:

Form of Amended Schedule A to the Advisory Agreement (amended as of August
25, 2011). Incorporated herein by reference to the Registrant s Registration
Statement as filed with the Securities and Exchange Commission on August 25,
2011 (Accession Number 0001193125-11-232171).